UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 5, 2004


                           TITANIUM METALS CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


 Delaware                               0-28538                 13-5630895
--------------------------------------------------------------------------------
(State or other jurisdiction           (Commission            (IRS Employer
 of incorporation)                      File Number)         Identification No.)


1999 Broadway, Ste. 4300, Denver, Colorado                              80202
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code       (303) 296-5600
                                                 -------------------------------


 -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.

Item 7.01         Regulation FD Disclosure.

     The registrant hereby furnishes the information set forth in its press release issued on November 5, 2004, a copy of which is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

     The information, including the exhibit, the registrant furnishes in this report is not deemed "filed" for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.


Item 9.01    Financial Statements and Exhibits.

        (c) Exhibits.

        Item No. Exhibit Index
        -------- ---------------------------------------------------------------

        99.1     Press Release dated November 5, 2004, issued by the registrant.

                                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                TITANIUM METALS CORPORATION
                                (Registrant)

                                /s/ Joan H. Prusse
                                ------------------------------------------------
                                Joan H. Prusse
                                Vice President, General Counsel and Secretary



Date: November 5, 2004

                                INDEX TO EXHIBITS

Exhibit No.      Description
-----------      ---------------------------------------------------------------
    99.1         Press Release dated November 5, 2004, issued by the registrant.

                                                                    EXHIBIT 99.1


                                  PRESS RELEASE

FOR IMMEDIATE RELEASE:                       CONTACT:

Titanium Metals Corporation                  Bruce P. Inglis
1999 Broadway, Suite 4300                    Vice President - Finance, Corporate
  Controller and Treasurer                     Denver, Colorado 80202
                                             (303) 296-5600


               TIMET REPORTS NET INCOME FOR THE THIRD QUARTER 2004

     DENVER, COLORADO . . . November 5, 2004 . . . Titanium Metals Corporation ("TIMET" or the "Company") (NYSE: TIE) reported net income attributable to common stockholders of $24.1 million, or $1.37 per diluted share, for the third quarter of 2004, compared to a net loss attributable to common stockholders of $3.0 million, or $0.19 per diluted share, for the year-ago period. The Company reported operating income of $12.4 million for the third quarter of 2004, compared to $1.3 million for the third quarter of 2003.

     For the nine months ended September 30, 2004, the Company reported operating income of $22.2 million and net income attributable to common stockholders of $24.4 million, compared to an operating loss of $8.9 million and a net loss attributable to common stockholders of $22.9 million for the comparable period during 2003.

     The Company's net sales were $120.2 million during the third quarter of 2004 compared to net sales of $83.6 million (stated net of a $6.8 million one-time charge related to the termination of an agreement with a customer) during the year-ago period. The increase in net sales was primarily due to a 34% increase in mill product sales volume.

     Several significant items impacted the third quarter 2004 results:

     o A $15.5 million non-cash, non-operating gain, resulting from the one-for-one exchange of 3,909,103 shares of the Company's 6.75% Series A Preferred Stock for 97.1% of the outstanding 6.625% mandatorily redeemable convertible preferred securities issued by the TIMET Capital Trust I;

     o The reversal of $0.7 million of deferred tax asset valuation allowance, resulting from the Company's determination that its deferred tax asset in Germany now meets the "more-likely-than-not" recognition criteria;

     o The accrual of $5.1 million ($4.1 million to cost of sales and $1.0 million to SGA&D) related to certain employee incentive compensation payments expected to be made for 2004;

     o An increase in the Company's LIFO inventory reserve resulting in a $1.1 million charge to cost of sales; and

     o A $0.8 million charge to cost of sales related to an increase in the Company's accrual for environmental costs.

     Comparatively, third quarter 2003 results were impacted by:

     o A decrease in the Company's LIFO inventory reserve resulting in a $3.9 million decrease to cost of sales; and

     o A $1.7 million reduction to cost of sales as a result of the Company's adjustment to its accrual related to the previously reported tungsten inclusion matter.

     The Company has modified its method of calculating its backlog to include purchase orders under consignment relationships. The Company believes inclusion of these orders provides a more accurate reflection of the Company's overall backlog. Using the modified methodology for all periods, the Company's backlog at the end of September 2004 was $400 million, an $80 million (25%) increase over the $320 million backlog at the end of June 2004 and a $220 million (122%) increase over the $180 million backlog at the end of September 2003.

     The Company's aggregate unused borrowing availability under its U.S. and European credit agreements approximated $117 million at September 30, 2004.

     All share and per share disclosures presented in this release for the three and nine months ended September 30, 2003 have been adjusted to give effect to the Company's previously reported five-for-one stock split effective after the close of trading on August 27, 2004.

     J. Landis Martin, Chairman and CEO, said, "Our third quarter 2004 results continue to reflect strong sales volumes into the aerospace (both commercial and military) and industrial markets and higher plant operating rates, which were 72% during the third quarter of 2004 as compared to 55% during the third quarter of 2003. We are also seeing the effects of price increases implemented earlier this year. Third quarter 2004 mill product average selling prices have increased 8% compared to the fourth quarter of 2003, and melted product average selling prices have increased 7% during the same period. We expect the remainder of 2004 to reflect further realization of price increases, and we anticipate a continued upturn in 2005 as is evidenced by our current backlog. However, raw material costs (specifically scrap and alloys) remain high and we expect these costs to continue to increase during the fourth quarter of 2004 and into 2005."

     Mr. Martin continued, "We now expect our full year 2004 sales revenue to range between $495 million and $505 million (narrowed from our previous guidance of between $490 million and $510 million) and full year 2004 operating income to range between $33 million and $38 million (narrowed from our previous guidance of between $28 million and $38 million). We expect full year 2004 net income attributable to common stockholders to range between $34 million and $39 million, an increase from our previous guidance of between $8 million and $18 million, which is primarily the result of the $15.5 million non-operating gain on the BUCS exchange we recognized in the third quarter and an expected reversal of the deferred income tax asset valuation allowance related to utilization of a portion of the Company's capital loss carryforwards to offset any tax gain on the sale of certain real property which is expected to close in the fourth quarter of 2004. Although we do not anticipate recognizing any gain on this sale for book purposes until 2005, we anticipate meeting the "more-likely-than-not" recognition criteria relative to the utilized portion of our capital loss carryforwards, which would require us to reverse of a portion of our deferred income tax asset valuation allowance in the fourth quarter of 2004."

     The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "looks," "should," "could," "anticipates," "expects" or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are risks and uncertainties including, but not limited to, the cyclicality of the commercial aerospace industry, the performance of aerospace manufacturers and the Company under their long-term agreements, the renewal of certain long-term agreements, the difficulty in forecasting demand for titanium products, global economic and political conditions, global productive capacity for titanium, changes in product pricing and costs, the impact of long-term contracts with vendors on the ability of the Company to reduce or increase supply or achieve lower costs, the possibility of labor disruptions, fluctuations in currency exchange rates, fluctuations in the market price of marketable securities, control by certain stockholders and possible conflicts of interest, uncertainties associated with new product development, the supply of raw materials and services, changes in raw material and other operating costs (including energy costs), possible disruption of business or increases in the cost of doing business resulting from terrorist activities or global conflicts, the Company's ability to achieve reductions in its cost structure, the potential for adjustment of the Company's deferred tax asset valuation allowance and other risks and uncertainties. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The financial information contained in this release is subject to future correction and revision and should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, as each may be amended from time to time, filed with the Securities and Exchange Commission.

     TIMET, headquartered in Denver, Colorado, is a leading worldwide producer of titanium metal products. Information on TIMET is available on its website at http://www.timet.com.

                                    o o o o o



                           TITANIUM METALS CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (In millions, except per share and product shipment data)
                                   (Unaudited)




                                                                        Three months ended               Nine months ended
                                                                           September 30,                   September 30,
                                                                    ----------------------------    ----------------------------
                                                                       2004            2003            2004            2003
                                                                    ------------    ------------    ------------    ------------

Net sales                                                           $      120.2   $       83.6    $       364.9   $      284.7
Cost of sales                                                              106.5           83.6            323.4          279.4
                                                                    ------------    ------------    ------------    ------------

      Gross margin                                                          13.7            -               41.5            5.3

Selling, general, administrative and development expense                    11.7            8.5             32.4           28.0
Other income (expense), net                                                 10.4            9.8             13.1           13.8
                                                                    ------------    ------------    ------------    ------------

     Operating income (loss)                                                12.4            1.3             22.2           (8.9)

Interest expense                                                             3.1            4.0             11.5           12.2
Other non-operating income (expense), net                                   15.4            -               16.3           (0.6)
                                                                    ------------    ------------    ------------    ------------

     Pretax income (loss)                                                   24.7           (2.7)            27.0          (21.7)

Income tax (benefit) expense                                               (0.6)            0.3              0.7            0.8
Minority interest, net of tax                                                0.1            -                0.8            0.2
                                                                    ------------    ------------    ------------    ------------

      Income (loss) before cumulative effect of change
        in accounting principle                                             25.2           (3.0)            25.5          (22.7)

Cumulative effect of change in accounting principle                          -              -                -             (0.2)
                                                                    ------------    ------------    ------------    ------------

     Net income (loss)                                                      25.2           (3.0)            25.5          (22.9)

Dividends on Series A Convertible Preferred Stock                            1.1            -                1.1           -
                                                                    ------------    ------------    ------------    ------------

      Net income (loss) attributable to
        common stockholders                                         $       24.1   $       (3.0)   $        24.4   $      (22.9)
                                                                    ============    ============    ============    ============




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


                           TITANIUM METALS CORPORATION

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
            (In millions, except per share and product shipment data)
                                   (Unaudited)


                                                                        Three months ended               Nine months ended
                                                                           September 30,                   September 30,
                                                                    ----------------------------    ----------------------------
                                                                       2004            2003            2004            2003
                                                                    ------------    ------------    ------------    ------------

Basic earnings (loss) per share attributable to common stockholders:
    Before cumulative effect of change
       in accounting principle                                      $     1.52      $     (0.19)    $     1.53      $     (1.44)
    Cumulative effect of change in accounting principle                     -                -             -              (0.01)
                                                                    ------------    ------------    ------------    ------------

                                                                    $     1.52      $     (0.19)    $     1.53      $     (1.45)
                                                                    ============    ============    ============    ============

Diluted earnings (loss) per share attributable to common stockholders:
    Before cumulative effect of change
       in accounting principle                                      $     1.37      $     (0.19)    $       1.53    $     (1.44)
    Cumulative effect of change in accounting principle                     -                -               -            (0.01)
                                                                    ------------    ------------    ------------    ------------

                                                                    $     1.37     $     (0.19)     $       1.53    $     (1.45)
                                                                    ============    ============    ============    ============

Weighted average shares outstanding:
  Basic                                                                   15.9            15.9            15.9           15.9
  Diluted                                                                 20.0            15.9            16.7           15.9

Melted product shipments:
  Volume (metric tons)                                                   1,180          1,220            3,935          3,500
  Average selling price ($ per kilogram)                            $    13.95     $    10.05      $     13.20     $    11.80

Mill product shipments:
  Volume (metric tons)                                                   2,695          2,015            8,525          6,510
  Average selling price ($ per kilogram)                            $    32.35     $    32.35      $     31.45     $    32.05




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


                           TITANIUM METALS CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (In millions)


                                                                                September 30,          December 31,
                                                                                    2004                   2003
                                                                             --------------------    -----------------
ASSETS                                                                           (unaudited)

Current assets:
  Cash and cash equivalents                                                  $            8.0        $         35.0
  Restricted cash and cash equivalents                                                    2.2                   2.2
  Receivables, less allowance of $1.5 and $2.3, respectively                             86.4                  67.4
  Inventories                                                                           213.6                 165.7
  Prepaid expenses and other                                                              4.3                   5.7
                                                                             --------------------    -----------------

     Total current assets                                                               314.5                 276.0

Marketable securities                                                                    40.8                   -
Investment in joint ventures                                                             21.2                  22.5
Investment in common securities of TIMET Capital Trust I                                  6.3                   6.8
Property and equipment, net                                                             227.4                 239.2
Other                                                                                    16.6                  22.9
                                                                             --------------------    -----------------

     Total assets                                                            $          626.8        $        567.4
                                                                             ====================    =================

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable                                                              $           33.8        $          -
  Accounts payable                                                                       41.7                  29.2
  Accrued liabilities                                                                    45.0                  45.2
  Customer advance payments                                                              17.6                   3.3
  Other                                                                                   1.7                   0.8
                                                                             --------------------    -----------------

     Total current liabilities                                                          139.8                  78.5

Capital lease obligations                                                                 9.7                   9.8
Accrued OPEB and pension cost                                                            79.6                  76.0
Debt payable to TIMET Capital Trust I                                                    12.0                 207.5
Other                                                                                     4.5                  25.7
                                                                             --------------------    -----------------

     Total liabilities                                                                  246.6                 397.5

Minority interest                                                                        11.1                  11.1
Stockholders' equity                                                                    370.1                 158.8
                                                                             --------------------    -----------------

     Total liabilities, minority interest and stockholders' equity           $          626.8        $        567.4
                                                                             ====================    =================
